Exhibit 99.1

NEWS RELEASE

CONTACT:	Brian J. Begley
Vice President — Investor Relations
Atlas Energy, Inc.
(877) 280-2857
(215) 553-8455 (fax)

ATLAS ENERGY, INC. REPORTS OPERATING AND FINANCIAL

RESULTS

FOR THE FOURTH QUARTER AND FULL YEAR 2009

Pittsburgh, PA — February 25, 2010, Atlas Energy, Inc. (NASDAQ: ATLS) (“Atlas” or “the Company”) today reported operating and financial results for the fourth quarter and full year 2009.

Fourth Quarter Highlights

•

The five most recent horizontal Marcellus Shale wells turned into line before the end of the fourth quarter were assigned proved reserves that averaged 5.6 billion cubic feet (“Bcfe”) per well by the Company’s third-party reserve engineer. This compares to the Company’s recent reserve estimate of 4 Bcfe per Marcellus Shale horizontal well.

•

Due to production, reserve results and additional acreage evaluations, the Company has increased its estimate of net recoverable reserves from the Marcellus Shale to approximately 13 trillion cubic feet of natural gas equivalents (“Tcfe”) from the previous estimate of 9 Tcfe.

•

Adjusted earnings before interest, taxes, depreciation and amortization (“EBITDA”), a non-GAAP measure, for the Company’s exploration and production operations (“E&P Operations”) of $72.1 million exceeded the high-end of the previously issued guidance range of $68 million to $72 million. A reconciliation from net income to adjusted EBITDA is provided in the financial tables of this release.

•	Total production guidance for 2010 was reaffirmed between 45 and 50 Bcfe, representing an increase of approximately 29% at the midpoint compared to full year 2009 production.

•

Total daily net production grew to an average of 102.8 million cubic feet equivalents (“Mmcfe”) per day, up 3% over the sequential quarter due to increasing production from the Company’s development of the Marcellus Shale.

•	Average Appalachia net production grew to a record of 45.2 Mmcfe per day, up 16% over the prior year quarter and 9% over the third quarter of 2009.

•	Gross Marcellus Shale production reached 60 MMcfe per day.

•	The 2010 capital budget is estimated to range between $250 million and $270 million, of which approximately 70% is allocated to Marcellus Shale activities.

•	Atlas Resources Public #18-2009 (C) drilling program raised $222.9 million of investor funds during the fourth quarter of 2009, bringing total funds raised for the year to $351.9 million.(2)

•	Adjusted diluted net income per share, a non-GAAP measure, was $0.20 for the fourth quarter 2009 compared with $0.16 per share for the fourth quarter 2008.

Marcellus Operational Update

•	During 2009, the Company successfully initiated its horizontal drilling program in the Marcellus Shale.

–	17 horizontal wells were drilled to total depth in 2009.

–	10 wells were fraced and producing into line as of December 31, 2009; each well was funded through either the Company’s retail drilling partnerships or industry consortia.

–	3 wells were drilled for the Company’s account and will be fraced and turned into line in the first half of 2010.

•

As of December 31, 2009, the five most recent horizontal Marcellus wells turned into line were exhibiting shallower declines than the Company’s original estimated well profile. The most recent results for these wells are as follows:

Results as of February 17, 2010

Well	County	Dry/ Wet Gas	Effective Lateral Length @ 90 degrees (in feet)	Number Of Frac Stages	Peak 24-hour Rate	Cumulative Production (Mcfe)	30 Day Average Rate (Mcfe/day)	31-60 Day Average Rate (Mcfe/day)	61-90 Day Average Rate (Mcfe/day)	91-120 Day Average Rate (Mcfe/day)	Days In-Line
1	Fayette(1)	Dry	2,617	11	3,459	420,765	3,191	3,181	2,896	2,617	147
2	Greene	Dry	2,081	8	3,407	279,576	2,982	2,465	2,036	1,836	120
3	Fayette(2)	Dry	2,570	13	1,845	169,096	1,121	1,200	1,623	1,696	120
4	Washington(3)	Wet	2,916	10	3,707	197,508	2,183	1,911	2,180	N/A	96
5	Greene(1)	Dry	2,921	11	7,493	389,390	6,318	5,306	N/A	N/A	69

	Average				3,982		3,159	2,813	2,184	2,050

(1)	Atlas has identified the lower Marcellus, which exhibits the highest total organic content readings, as the optimal zone for lateral placement (wells #1 and #5 were placed low in the section).
(2)

While fracing well #3, a contractor experienced significant equipment problems that resulted in reduced injection rates. This well continues to clean up and is still on steady production incline after 120 days.

(3)	Well #4 has been constrained by freeze-offs and limited plant capacity.

•

As of December 31, 2009, the Company controlled leasehold acreage of approximately 584,000 acres in Pennsylvania, West Virginia, and New York that are prospective for the Marcellus Shale, of which approximately 314,000 acres are in areas of active Marcellus Shale development (includes 270,000 acres located in the Company’s traditional focus area of southwestern Pennsylvania).

–	The Company believes that over 3,150 horizontal net drilling locations exist on its 314,000 active Marcellus acres using 1,000 foot spacing between laterals and assuming between 15 and 25% of its acreage will not be developed, depending on the area.

–	The Company estimates that these locations provide it with approximately 13 Tcfe of net incremental recoverable reserves.

•	For 2010, the Company has scheduled to frac and turn into line 43 horizontal Marcellus Shale wells.

–	30 of these wells will be for the direct account of the Company; 13 wells are scheduled to be funded through the capital raised in its 2009 drilling programs.

–	During the first quarter 2010, the Company has fraced or has scheduled to frac and turn into line 7 horizontal Marcellus Shale wells; 4 directly for its account and 3 for the benefit of its retail drilling partnerships.

–	For the remaining three quarters of 2010, the Company intends to frac and turn into line approximately one well per week.

–	To complete this horizontal drilling program, the Company has contracted two fit-for-purpose horizontal rigs and 4 smaller rigs designed to drill the vertical portion of the well.

–	All but two of these wells will be drilled in the Company’s core dry gas area of southwest Pennsylvania.

•

Laurel Mountain Midstream Partners, LLC (‘LMM”), a joint venture between The Williams Companies (NYSE:WMB) and Atlas Pipeline Partners, L.P. (NYSE:APL), is in the process of constructing a new large diameter gathering system in southwestern Pennsylvania that will ultimately be capable of transporting over 500 million cubic feet (“Mmcf”) per day.

–	The new system will be comprised of 232 miles of new pipeline having diameters up to 24 inches.

–	Primary deliveries from the system will be made into Texas Eastern Pipeline Company.

–	Targeted completion date for entire system is June 2011; initial deliveries into first stages of system are planned to take place in the third quarter 2010.

–	In addition, three significant looping projects of the Company’s legacy system in southwestern Pennsylvania, also owned by LMM, are expected to be completed in the second and third quarters of 2010 and add approximately 30 Mmcf per day of incremental capacity.

–	During the fourth quarter 2009, the Company estimates that its gross natural gas production was constrained by approximately 22 Mmcf per day (6 Mmcf per day net) due primarily to delayed well turn-ons, limited plant capacity, high gathering system pressures and compressor downtime. Most of these issues are expected to be alleviated by the expansion projects referenced above and LLM’s efforts to make the full capacity of its two Washington County natural gas processing plants available to the Company.

•

The Company recently contracted for firm capacity to deliver up to 100 Mmcf per day into the M3 market area of the Texas Eastern interstate pipeline at either a fixed basis to NYMEX or an M3 index price for ten years.

–	The Company is currently negotiating similar contracts that give it an additional 100 to 150 Mmcf per day on Texas Eastern at similar terms.

•

Atlas expects its per well costs to decline to $3.75 million this year primarily as a result of increased pad drilling, more targeted completion techniques and the Company’s commitment to reuse 100% of its flow back and production water.

–	The Company’s current fully-loaded estimated well cost for its horizontal Marcellus Shale wells in the dry gas area of southwest Pennsylvania is approximately $4.2 million.

–	The Company believes that it will be able to recycle all of its water production from the Marcellus Shale by the middle of 2010. Atlas’ water reuse strategy involves blending, treatment and the application of chloride tolerant additives.

•

The Company has added to its senior management, as Senior Vice President, the former Shale Development Manager of Marathon Oil Company. Greg D. Muse, 50, spent his entire 28-year career with Marathon Oil Company in engineering and operations and most recently was Shale Development Manager where he led integrated teams of technical experts in the exploration and development of unconventional shale plays worldwide including the Haynesville, Marcellus, Woodford, and Bakken Shale plays of North America, as well as Marathon’s recent entry into an emerging shale in Poland. He joins 22 other professionals who have joined Atlas in the last two years to work on the Company’s growing Marcellus Shale development.

Michigan/Indiana Operational Update

•	Natural gas production from the Michigan/Indiana Segment averaged 57.6 Mmcfe per day during the fourth quarter 2009.

•

Production of 58.1 Mmcfe per day during 2009 was down 3.3% year over year due to sharply reduced capital expenditures of $6 million in 2009 compared with $57 million in 2008. All but four of the 55 wells drilled in Michigan during the year were funded through the Company’s drilling partnership programs.

¡	The Company plans to drill 31 wells in Michigan during 2010, almost all of which will likely be funded through its drilling partnerships.

•	At December 31, 2009, the Company had approximately 270,800 net acres in the Antrim Shale of Michigan, of which approximately 22,800 were undeveloped.

¡	The Company maintains over 500 proved infill drilling locations in the Antrim Shale.

•	The Company spud 42 horizontal wells in Indiana’s biogenic New Albany Shale in 2009.

¡	As of December 31, 2009, 24 wells were online with the remainder waiting on tie-in to infrastructure.

¡	Average initial rate of production of 290 thousand cubic feet (“Mcf”) per day was consistent with initial assumptions.

¡	Drilling and completion costs of approximately $800,000 per well were 18% lower than original expectations.

¡	All wells were funded through the Company’s drilling partnership programs.

•	The Company had access to approximately 123,000 net acres in the biogenic New Albany Shale as of December 31, 2009, with over 450 potential locations.

¡	The Company has plans to drill approximately 100 New Albany Shale wells through its drilling partnership programs in 2010.

Fourth Quarter 2009 Financial Results

•

Adjusted EBITDA, a non-GAAP measure, was $72.1 million for the Company’s E&P Operations for the fourth quarter 2009, as compared with $68.7 million for the prior year comparable quarter. The fourth quarter 2009 adjusted EBITDA exceeded the high-end of the Company’s previously issued guidance range of $68 million to $72 million. The increase from the prior year comparable quarter was primarily related to an increase in well drilling fees and other fees generated from the deployment of funds raised in our direct investment programs, and higher natural gas production volumes with price realizations significantly enhanced by the Company’s hedge portfolio. These items were partially offset by lower spot commodity prices compared with the prior year comparable period ($4.24/mcf during the fourth quarter 2009 compared with $6.95/mcf during the fourth quarter 2008). A reconciliation from net income to adjusted EBITDA is provided in the financial tables of this release.

•

Adjusted net income, a non-GAAP measure, was $15.8 million for the fourth quarter 2009 compared with $6.4 million for the prior year fourth quarter. Adjusted diluted net income per share was $0.20 for the fourth quarter 2009 compared with $0.16 per share for the fourth quarter 2008. Inclusive of a non-cash impairment charge associated with certain of the Company’s legacy Upper Devonian shallow wells, the consolidation of APL and Atlas Pipeline Holdings, L.P. (“AHD”) and other items, on a GAAP basis, the Company recognized a net loss of $85.3 million for the fourth quarter 2009 compared with a net loss of $28.9 million for the prior year fourth quarter. A reconciliation of net loss to adjusted net income is provided in the financial tables of this release.

•	Partnership management margin(1) was $26.3 million for the fourth quarter 2009, compared to $16.9 million for the prior year fourth quarter.

Full Year 2009 Financial Results

•

Adjusted EBITDA was $279.3 million for the Company’s E&P Operations for the full year 2009, as compared with $295.4 million for the prior year. The decrease from the prior year was primarily related to sharply lower spot commodity prices compared with the prior year comparable period ($4.07/mcf for the full year 2009 compared to $9.23/mcf for the prior year), partially offset by the Company’s hedging program which helped stabilize cash flows despite lower commodity prices and higher production volumes. A reconciliation of net loss to adjusted EBITDA is provided in the financial tables of this release.

•

Adjusted net income was $40.8 million for the full year 2009 compared with $37.1 million for the prior year. Adjusted diluted net income per share was $0.81 for the full year 2009 compared with $0.89 per share for the prior year. Inclusive of the non-cash impairment charge related to certain of the Company’s legacy Upper Devonian shallow wells, the consolidation APL and AHD and other items, on a GAAP basis, the Company recognized a net loss of $72.0 million for the full year 2009 compared with a net loss of $6.2 million for the prior year. A reconciliation of net loss to adjusted net income is provided in the financial tables of this release.

•	Full year 2009 partnership management margin(1) was $83.0 million compared with $84.6 million in the prior year.

Recent Events

•

The Company raised approximately $222.9 million for its Atlas Resources Public #18-2009 (C) (2) drilling program during the fourth quarter 2009, bringing the total investor funds raised in 2009 to approximately $351.9 million. The $222.9 million of investor funds raised was the Company’s largest year end fundraising and 11% higher than its 2008 year end program.

•

In January 2010, the Company received approximately $20.1 million in proceeds from the early settlement of natural gas hedge positions related to periods from 2011 through 2013. Simultaneously, these hedge positions were effectively replaced with similar hedge contracts at current prevailing prices. The net proceeds from the hedge monetization were used to reduce indebtedness. An updated schedule of the Company’s hedge positions is provided in the financial tables of this press release.

Corporate and Other

•

General and administrative expense, excluding amounts attributable to APL and AHD, was $14.7 million for the fourth quarter 2009 compared with $12.1 million for the prior year comparable quarter. The increase in the fourth quarter 2009 compared to the prior year was principally related to $1.4 million of non-recurring expenses related to the merger between Atlas Energy Resources, LLC (“ATN”) and the Company (the “Merger”) and an increase in wages and other corporate activities due to the growth of its business. See consolidating statements of operations provided in the financial tables of this release.

•

Depreciation, depletion and amortization expense, excluding amounts attributable to APL and AHD, was $28.4 million for the fourth quarter 2009, compared to $27.1 million for the prior year comparable quarter. The increase was due primarily to the increase in production for the Company’s Appalachia segment, notably from Marcellus Shale production. See consolidating statements of operations provided in the financial tables of this release.

•

Interest expense, excluding amounts attributable to APL and AHD, was $17.7 million for the fourth quarter 2009 compared with $13.6 million for the prior year fourth quarter. The increase in interest expense was primarily due to ATN’s $200 million 12.5% senior note offering in July 2009, partially offset by lower average borrowings under its credit facility. See consolidating statements of operations provided in the financial tables of this release.

Hedging Summary

•

The Company entered into additional hedging contracts during the fourth quarter 2009 for its natural gas production. A summary of the Company’s current equity hedge positions as of February 25, 2010 is as follows:

Natural Gas

Fixed Price Swaps
Production Period Ended December 31,	Average Fixed Price (per mcf)(a)(b)	Volumes (per mcf)(a)
2010	$7.63	27,978,899
2011	$6.60	17,119,053
2012	$6.69	13,926,941
2013	$6.90	9,836,143

Costless Collars
Production Period Ended December 31,	Average Floor Price (per mcf)(a)(b)	Average Ceiling Price (per mcf)(a)(b)	Volumes (per mcf)(a)
2010	$8.04	$9.22	2,421,005
2011	$6.07	$7.15	8,679,659
2012	$6.28	$7.35	7,650,495
2013	$6.33	$7.50	8,772,324

Crude Oil

Fixed Price Swaps
Production Period Ended December 31,	Average Fixed Price (per bbl)(a)	Volumes (bbls)(a)
2010	$97.30	36,977
2011	$69.77	32,194
2012	$71.55	26,139
2013	$72.26	5,900

Costless Collars
Production Period Ended December 31,	Average Floor Price (per bbl)(a)	Average Ceiling Price (per bbl)(a)	Volumes (bbls)(a)
2010	$85.00	$112.72	23,442
2011	$60.00	$80.92	20,361
2012	$60.00	$86.50	16,777
2013	$60.00	$88.90	3,540

(a)	“Mcf” represents thousand cubic feet; “bbl” represents barrel.
(b)	Includes an estimated positive basis differential and Btu (British thermal units) adjustment.

Interest in Atlas Pipeline and Atlas Pipeline Holdings

Through Atlas Energy’s controlling interest in AHD, which owns and operates the general partner of APL and owns 5.8 million limited partner units in APL, the Company recognizes approximately 11% of APL’s net income (loss) after eliminating minority interest from non-controlling parties. A consolidating statement of operations and balance sheet has been provided in the financial tables of the release, which segregates the Atlas Energy E&P Operations financial results from the Atlas Pipeline midstream financial results.

* * *

Interested parties are invited to access the live webcast of an investor call with management regarding Atlas Energy, Inc.’s fourth quarter 2009 results on Friday, February 26, 2010 at 9:00 am ET by going to the Investor Relations section of Atlas Energy’s website at www.atlasenergy.com. For those unavailable to listen to the live broadcast, the replay of the webcast will be available following the live call on the Atlas Energy website and telephonically beginning at 12:00 p.m. ET on February 26, 2010 by dialing 888-286-8010, passcode: 32659778.

(1)	Partnership management margin is comprised of Well Construction & Completion margin, Well Services margin and Administration & Oversight Fee revenues.
(2)

Atlas Energy’s subsidiary serves as managing general partner of the partnership. A written prospectus meeting the requirements of Section 10 of the Securities Act of 1933, as amended, may be obtained from Anthem Securities, Inc. (a subsidiary of Atlas Energy), 1550 Coraopolis Heights Rd. — 3rd Floor, Moon Township, PA 15108.

At December 31, 2009, the Company had a 100.0% ownership interest in ATN, an approximate 2.2% direct ownership interest in APL, a publicly-traded limited partnership, and an approximate 64.3% limited partner interest and 100% of the general partner interest in AHD. The Company’s financial results are presented on a consolidated basis with those of ATN, AHD, and APL. Non-controlling minority interests in ATN, AHD, and APL are reflected as income (expense) in the Company’s consolidated statements of operations and as a component of shareholders’ equity on its consolidated balance sheet. A consolidating statement of operations and balance sheet has also been provided in the financial tables to the release for the comparable periods presented.

Please see the respective AHD and APL earnings releases for more information with regard to their fourth quarter and full year 2009 financial results.

Atlas Energy, Inc. is one of the largest independent natural gas producers in the Appalachian and Michigan Basins and a leading producer in the Marcellus Shale in Pennsylvania. Atlas Energy, Inc. is also the country’s largest sponsor and manager of tax-advantaged energy investment partnerships. Atlas Energy, Inc. also owns 1.1 million common units in Atlas Pipeline Partners, L.P. (NYSE: APL) and a 64% interest in Atlas Pipeline Holdings, L.P. (NYSE: AHD), a limited partnership which owns the general partner interest, all the incentive distribution rights and approximately 5.8 million common units of Atlas Pipeline Partners, L.P. For more information, please visit our website at www.atlasenergy.com, or contact Investor Relations at InvestorRelations@atlasenergy.com.

Atlas Pipeline Partners, L.P. is active in the gathering and processing segments of the midstream natural gas industry. In the Mid-Continent region of Oklahoma, southern Kansas, northern and western Texas and the Texas panhandle, APL owns and operates eight active gas processing plants and a treating facility, as well as approximately 8,750 miles of active intrastate gas gathering pipeline. In Appalachia, APL is a 49% joint venture partner with Williams in Laurel Mountain Midstream, LLC, which manages the natural gas gathering system in that region, namely from the Marcellus Shale in southwestern Pennsylvania. For more information, visit the Partnership’s website at www.atlaspipelinepartners.com or contact investorrelations@atlaspipelinepartners.com.

Atlas Pipeline Holdings, L.P. is a limited partnership which owns and operates the general partner of Atlas Pipeline Partners, L.P., through which it owns a 2% general partner interest, all the incentive distribution rights and approximately 5.8 million common of Atlas Pipeline Partners, L.P.

Cautionary Note Regarding Forward-Looking Statements

This document contains forward-looking statements that involve a number of assumptions, risks and uncertainties that could cause actual results to differ materially from those contained in the forward-looking statements. Atlas Energy, Inc. cautions readers that any forward-looking information is not a guarantee of future performance. Such forward-looking statements include, but are not limited to, statements about future financial and operating results, resource potential, the Company’s plans, objectives, expectations and intentions and other statements that are not historical facts. Risks, assumptions and uncertainties that could cause actual results to materially differ from the forward-looking statements include, but are not limited to, those associated with general economic and business conditions; changes in commodity price; changes in the costs and results of drilling operations; uncertainties about estimates of reserves and resource potential; inability to obtain capital needed for operations; the Company’s level of indebtedness; changes in government environmental policies and other environmental risks; the availability of drilling equipment and the timing of production; tax consequences of business transactions; and other risks, assumptions and uncertainties detailed from time to time in the Company’s reports filed with the U.S. Securities and Exchange Commission (the “SEC”). Forward-looking statements speak only as of the date hereof, and the Company assumes no obligation to update such statements, except as may be required by applicable law.

The SEC requires natural gas and oil companies, in filings made with the SEC, to disclose proved reserves, which are those quantities of natural gas and oil that by analysis of geoscience and engineering data can be estimated with reasonable certainty to be economically producible from a given date forward, from known reservoirs, and under existing economic conditions, operating methods, and government regulations. For filings reporting year-end 2009 reserves, the SEC permits the optional disclosure of probable and possible reserves. The Company has elected not to report probable and possible reserves in its filings with the SEC. In this press release the estimate of “incremental net recoverable reserves” describes the Company’s internal estimates of volumes of natural gas that are not classified as proved reserves but are potentially recoverable through exploratory drilling or additional drilling or recovery techniques. This may be a broader description of potentially recoverable volumes than probable and possible reserves, as defined by SEC regulations. Estimates of unproved resources are by their nature more speculative than estimates of proved resources and, accordingly, are subject to substantially greater risk of actually being realized by the Company. The Company believes that its estimates of unproved resources are reasonable, but such estimates have not been reviewed by independent engineers. Estimates of unproven resources may change significantly as development provides additional data and actual quantities that are ultimately recovered may differ substantially from prior estimates.

ATLAS ENERGY, INC.

CONSOLIDATED STATEMENTS OF OPERATIONS

(unaudited; in thousands, except per share data)

	Three Months Ended December 31,		Years Ended December 31,
	2009	2008	2009	2008
Revenues:
Gas and oil production	$70,276	$75,433	$278,184	$311,850
Well construction and completion	114,814	71,570	372,045	415,036
Transmission, gathering and processing	260,382	165,853	815,755	1,384,212
Administration and oversight	5,969	3,992	15,613	19,362
Well services	5,280	5,119	20,191	20,482
Gain (loss) on asset sales	(741)	(32)	105,005	(32)
Gain (loss) on mark-to-market derivatives(1)	(19,760)	193,864	(37,005)	(63,480)
Other, net	6,118	(427)	17,814	11,415

Total revenues	442,338	515,372	1,587,602	2,098,845

Costs and expenses:
Gas and oil production	12,520	12,459	45,737	48,194
Well construction and completion	97,310	60,943	315,546	359,609
Transmission, gathering and processing	209,347	161,051	680,099	1,153,555
Well services	2,408	2,839	9,330	10,654
General and administrative	26,802	(805)	108,421	57,787
Depreciation, depletion and amortization	53,298	48,730	200,725	178,269
Goodwill and other asset impairment	166,683	676,860	166,683	676,860

Total costs and expenses	568,368	962,077	1,526,541	2,484,928

Operating income (loss)	(126,030)	(446,705)	61,061	(386,083)

Interest expense	(45,661)	(37,527)	(169,983)	(144,065)
Gain on early extinguishment of debt	—	19,867	—	19,867

Loss from continuing operations before income tax benefit	(171,691)	(464,365)	(108,922)	(510,281)
Income tax benefit	(54,624)	(17,309)	(49,069)	(5,021)

Net loss from continuing operations	(117,067)	(447,056)	(59,853)	(505,260)

Discontinued operations:
Gain on sale of discontinued operations (net of income tax provision of $2,228 for the year ended December 31, 2009)	—	—	48,851	—
Income (loss) from discontinued operations (net of income tax provision of $27 for the three months ended December 31, 2008 and $498 and $875 for the years ended December 31, 2009 and 2008, respectively)	—	(510)	10,918	19,671

Net loss	(117,067)	(447,566)	(84)	(485,589)
(Income) loss attributable to non-controlling interests	31,784	418,654	(71,902)	479,431

Net loss attributable to common shareholders	$(85,283)	$(28,912)	$(71,986)	$(6,158)

Net loss attributable to common shareholders per share — basic:
Loss from continuing operations attributable to common shareholders	$(1.09)	$(0.74)	$(1.55)	$(0.19)
Income from discontinued operations attributable to common shareholders	—	—	0.09	0.04

Net loss attributable to common shareholders	$(1.09)	$(0.74)	$(1.46)	$(0.15)

Net loss attributable to common shareholders per share — diluted:
Loss from continuing operations attributable to common shareholders	$(1.09)	$(0.74)	$(1.55)	$(0.19)
Income from discontinued operations attributable to common shareholders	—	—	0.09	0.04

Net loss attributable to common shareholders	$(1.09)	$(0.74)	$(1.46)	$(0.15)

Weighted average common shares outstanding:
Basic	78,134	39,249	49,208	39,999

Diluted	78,134	39,249	49,208	39,999

Loss attributable to common shareholders:
Loss from continuing operations (net of income tax benefit of $54,624 and $17,309 for the three months ended December 31, 2009 and 2008, respectively, and $49,069 and $5,021 for the years ended December 31, 2009 and 2008, respectively)	$(85,283)	$(28,955)	$(76,239)	$(7,524)
Discontinued operations (net of income tax provision of $27 for the three months ended December 31, 2008 and $2,726 and $875 for the years ended December 31, 2009 and 2008, respectively)	—	43	4,253	1,366

Net loss attributable to common shareholders	$(85,283)	$(28,912)	$(71,986)	$(6,158)

(1)

Consists principally of hydrocarbon derivative gains / (losses) that relate to the operating activities of the Company’s consolidated subsidiary, APL. The underlying hydrocarbon derivatives do not represent present or potential future obligations of the Company.

ATLAS ENERGY, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

(unaudited; in thousands, except per share data)

	December 31,
ASSETS	2009	2008
Current assets:
Cash and cash equivalents	$20,627	$104,496
Accounts receivable	172,848	172,427
Current portion of derivative asset	74,064	152,726
Subscription receivable from Partnerships	47,275	44,250
Prepaid expenses and other	31,010	25,464
Prepaid and deferred taxes	1,559	32,215
Current assets of discontinued operations	—	13,441

Total current assets	347,383	545,019

Property, plant and equipment, net	3,555,802	3,744,815
Goodwill and intangible assets, net	206,130	232,651
Long-term derivative asset	59,291	69,451
Investment in joint venture	132,990	—
Deferred tax asset	29,734	—
Other assets, net	74,833	56,030
Long-term assets of discontinued operations	—	242,165

	$4,406,163	$4,890,131

LIABILITIES AND SHAREHOLDERS’ EQUITY
Current liabilities:
Current portion of long-term debt	$8,000	$—
Accounts payable	99,748	140,725
Liabilities associated with drilling contracts	122,532	141,133
Accrued producer liabilities	66,211	66,846
Current portion of derivative liability	38,485	73,776
Current portion of derivative liability to Partnerships	22,382	34,933
Accrued interest	38,898	22,321
Accrued well drilling and completion costs	89,261	43,946
Current portion of deferred tax liability	26,415	—
Accrued and other current liabilities	46,142	37,224
Current liabilities of discontinued operations	—	10,572

Total current liabilities	558,074	571,476

Long-term debt, less current portion	2,040,572	2,413,082
Deferred tax liability	—	242,058
Long-term derivative liability	25,441	59,103
Long-term derivative liability to Partnerships	22,380	22,581
Other long-term liabilities	56,180	52,263

Shareholders’ equity:
Shareholders’ equity	1,065,290	390,372
Accumulated other comprehensive income	58,022	21,143

	1,123,312	411,515
Non-controlling interests	580,204	1,118,053

Total shareholders’ equity	1,703,516	1,529,568

	$4,406,163	$4,890,131

ATLAS ENERGY, INC.

Financial and Operating Highlights

	Three Months Ended December 31,			Years Ended December 31,
	2009		2008	2009		2008
Net loss attributable to common shareholders per share — basic	$(1.09)		$(0.74)	$(1.46)		$(0.15)
Adjusted net income attributable to common shareholders per share — basic(1)	$0.20		$0.16	$0.83		$0.93
Pro forma adjusted net income attributable to common shareholders per share — basic(1)	$0.20		$0.22	$0.85		$1.15
E&P Operations Discretionary Cash Flow per share(2)	$0.70		$0.71	$2.88		$3.07
Production revenues (in thousands):
Natural gas	$65,955		$72,799	$265,474		$297,145
Oil	4,321		2,634	12,710		14,705
Production volume:(3)(4)
Appalachia:
Natural gas (Mcfd)	40,401		36,281	39,912		33,023
Oil (Bpd)	800	(5)	459	532	(5)	423
Total (Mcfed)	45,203		39,035	43,106		35,558
Michigan/Indiana:
Natural gas (Mcfd)	57,399		59,160	58,056		59,606
Oil (Bpd)	29	(5)	10	14	(5)	11
Total (Mcfed)	57,575		59,220	58,140		59,672
Total:
Natural gas (Mcfd)	97,800		95,441	97,968		92,629
Oil (Bpd)	830	(5)	469	546	(5)	434
Total (Mcfed)	102,778		98,255	101,246		95,230
Average sales prices:(4)
Natural gas (per Mcf)(6)(7)	$7.66		$8.51	$7.67		$9.13
Oil (per Bbl)(8)	79.14		60.82	70.81		92.35
Production costs:(4)(9)
Lease operating expenses per Mcfe	$0.92		$0.94	$0.86		$0.85
Production taxes per Mcfe	0.15		0.24	0.16		0.35

Total production costs per Mcfe	$1.07		$1.18	$1.02		$1.20
Depletion per Mcfe(4)	$2.90		$2.89	$2.81		$2.64

(1)

A reconciliation from net loss to adjusted net income attributable to common shareholders per share and pro forma adjusted net income attributable to common shareholders per share is provided in the financial tables of this release.

(2)

Calculation consists of discretionary cash flow divided by pro forma weighted average common shares outstanding for the respective period. A reconciliation from net loss to discretionary cash flow is provided in the financial tables of this release. Pro forma weighted average common shares outstanding for the respective period consists of the historical basic weighted average shares of the Company for the respective period, adjusted for the 38.8 million shares of the Company’s common stock issued in connection with the Merger.

(3)

Production quantities consist of the sum of (i) the Company’s proportionate share of production from wells in which it has a direct interest, based on the Company’s proportionate net revenue interest in such wells, and (ii) the Company’s proportionate share of production from wells owned by the investment partnerships in which the Company has an interest, based on its equity interest in each such partnership and based on each partnership’s proportionate net revenue interest in these wells.

(4)

“Mcf” and “Mcfd” represent thousand cubic feet and thousand cubic feet per day; “Mcfe” and “Mcfed” represent thousand cubic feet equivalents and thousand cubic feet equivalents per day, and “Bbl” and “Bpd” represent barrels and barrels per day. Barrels are converted to Mcfe using the ratio of six Mcf’s to one barrel.

(5)	Includes NGL production volume of 400 bpd and 101 bpd for the fourth quarter 2009 and year ended December 31, 2009, respectively.
(6)

The Company’s average sales price for gas before the effects of financial hedging was $4.24 and $6.95 per Mcf for the three months ended December 31, 2009 and 2008, respectively, and $4.07 and $9.23 per Mcf for the year ended December 31, 2009 and 2008, respectively. Including the effects of certain allocations of the Company’s production revenue to the investor partners within the Company’s investment partnerships, average gas sales prices for the three months and year ended December 31, 2009 was $7.37 per Mcf ($3.95 per Mcf before the effects of financial hedging) and $7.50 per Mcf ($3.91 per Mcf before the effects of financial hedging), respectively.

(7)

Includes cash proceeds of $0.4 million and $1.9 million for the three months ended December 31, 2009 and 2008, respectively, and $2.8 million and $12.4 million for the years ended December 31, 2009 and 2008, respectively, received from the settlement of ineffective derivative gains associated with the acquisition of the Company’s Michigan operations but not reflected in the consolidated statements of operations.

(8)

The Company’s average sales price for oil before the effects of financial hedging was $72.69 and $48.23 per barrel for the three months ended December 31, 2009 and 2008, respectively, and $57.26 and $91.79 per barrel for the years ended December 31, 2009 and 2008, respectively.

(9)

Production costs include labor to operate the wells and related equipment, repairs and maintenance, materials and supplies, property taxes, severance taxes, insurance and production overhead. Including the effects of the Company’s proportionate share of lease operating expenses associated with certain allocations of production revenue to investor partners within its investment partnerships, lease operating expenses per Mcfe for the three months and year ended December 31, 2009 was $0.83 per Mcfe (total production costs per Mcfe were $0.98) and $0.81 per Mcfe (total production costs per Mcfe were $0.97), respectively.

ATLAS ENERGY, INC.

CAPITALIZATION INFORMATION

(unaudited; in thousands)

	December 31, 2009				December 31, 2008
	Atlas Energy	Atlas Pipeline and Atlas Pipeline Holdings	Consolidated		Atlas Energy	Atlas Pipeline and Atlas Pipeline Holdings	Consolidated
Total debt	$786,390	$1,262,182	$2,048,572		$873,655	$1,539,427	$2,413,082
Less: Cash	(19,525)	(1,102)	(20,627)		(97,211)	(7,285)	(104,496)

Total net debt	766,865	1,261,080	2,027,945		776,444	1,532,142	2,308,586

Shareholders’ equity	1,123,481	690,726	1,703,516	(1)	1,168,768	588,889	1,529,568	(1)

Total capitalization	$1,890,346	$1,951,806	$3,731,461		$1,945,212	$2,121,031	$3,838,154

Ratio of net debt to capitalization	0.41x				0.40x

(1)	Net of eliminated amounts.

ATLAS ENERGY, INC.

CAPITAL EXPENDITURE DATA

(unaudited; in thousands)

	Three Months Ended December 31,		Years Ended December 31,
	2009	2008(1)	2009	2008(1)
Atlas Energy	$37,275	$122,686	$168,060	$347,656
Atlas Pipeline Partners	17,306	76,955	154,916	300,723

Consolidated capital expenditures	$54,581	$199,641	$322,976	$648,379

(1)	Restated to reflect amounts reclassified to discontinued operations due to APL’s sale of its NOARK gas gathering and interstate pipeline system.

ATLAS ENERGY, INC.

Financial Information

(unaudited; in thousands)

	Three Months Ended December 31,		Years Ended December 31,
	2009	2008	2009	2008
E&P Operations:
Gas and oil production margin(1)	$58,113	$62,377	$257,576	$264,702
Well construction and completion margin	17,504	10,627	56,499	55,427
Administration and oversight margin	5,969	3,992	15,613	19,362
Well services margin	2,872	2,280	10,861	9,828
Gathering	(3,061)	(3,062)	(9,781)	(12,204)

E&P Operations Gross Margin	81,397	76,214	330,768	337,115
Cash general and administrative expenses(2)	(11,100)	(9,294)	(52,924)	(45,089)
Other, net	1,807	1,777	1,470	3,399

E&P Operations Adjusted EBITDA(3)	72,104	68,697	279,314	295,425
Cash interest expense(4)	(16,392)	(12,970)	(60,679)	(53,368)
Cash income tax refunds (payments)	(1,089)	—	6,209	—

E&P Operations Discretionary Cash Flow(3)	54,623	55,727	224,844	242,057
Capital expenditures	(37,275)	(117,984)	(168,060)	(342,954)

E&P Operations Free Cash Flow(3)(5)	$17,348	$(62,257)	$56,784	$(100,897)

	Three Months Ended December 31,		Years Ended December 31,
	2009	2008	2009	2008
Reconciliation of non-GAAP measures to net loss attributable to common shareholders(3):
E&P Operations Discretionary Cash Flow	$54,623	$55,727	$224,844	$242,057
Atlas Pipeline and Atlas Pipeline Holdings net (income) loss attributable to common shareholders	(4,816)	(53,751)	1,417	(55,077)
Cash income tax payments (refunds)	1,089	—	(6,209)	—
Income tax benefit	54,624	17,309	49,069	5,021
Non-recurring Merger costs	(1,361)	—	(8,113)	—
Depreciation, depletion and amortization	(28,427)	(27,088)	(108,290)	(95,427)
Asset impairment	(156,359)	—	(156,359)	—
Amortization of deferred finance costs	(1,290)	(641)	(4,187)	(2,823)
Non-cash stock compensation expense	(2,249)	(2,850)	(8,304)	(10,971)
Non-cash net loss on sale of assets	(741)	(32)	(6,435)	(32)
Income attributable to ATN non-controlling interests(6)	(19)	(15,664)	(18,086)	(76,475)
Adjustments to reflect the cash impact of derivatives(1)	(357)	(1,922)	(31,333)	(12,431)

Net loss attributable to common shareholders	$(85,283)	$(28,912)	$(71,986)	$(6,158)

(1)

Includes adjustments to reflect the cash impact of derivatives, including (i) $28.5 million of cash proceeds received in May 2009 from the early settlement of natural gas and oil derivative positions and (ii) cash proceeds received from the settlement of ineffective derivative gains recognized in connection with the acquisition of the Company’s Michigan assets in June 2007 but not reflected in its consolidated statements of operations for the three months and year ended December 31, 2009 and 2008.

(2)	Excludes non-cash stock-compensation expense and non-recurring costs incurred in connection with the Merger.
(3)

Adjusted EBITDA, discretionary cash flow and free cash flow are non-GAAP (generally accepted accounting principles) financial measures under the rules of the Securities and Exchange Commission. Management of the Company believes that adjusted EBITDA, discretionary cash flow and free cash flow provide additional information for evaluating the Company’s performance, among other things. These measures are widely used by commercial banks, investment bankers, rating agencies and investors in evaluating performance relative to peers and pre-set performance standards. Adjusted EBITDA is also a financial measurement that, with certain negotiated adjustments, is utilized within Atlas Energy Resources’ financial covenants under its credit facility. Adjusted EBITDA, discretionary cash flow and free cash flow are not measures of financial performance under GAAP and, accordingly, should not be considered as a substitute for net income, operating income, or cash flows from operating activities in accordance with GAAP.

(4)	Excludes non-cash amortization of deferred financing costs.
(5)	Excludes the impact of cash distributions paid by Atlas Energy Resources, LLC to its non-controlling interests for periods prior to the Merger on September 29, 2009.
(6)	Represents the non-controlling interests in the net income (loss) of Atlas Energy Resources, LLC prior to the Merger on September 29, 2009.

ATLAS ENERGY, INC.

Financial Information

(unaudited; in thousands, except per share data)

	Three Months Ended December 31,		Years Ended December 31,
	2009	2008	2009	2008
Reconciliation of net loss attributable to common shareholders to non-GAAP measure(1):
Net loss attributable to common shareholders	$(85,283)	$(28,912)	$(71,986)	$(6,158)
Atlas Pipeline and Atlas Pipeline Holdings loss (income) attributable to common shareholders	4,816	53,751	(1,417)	55,077
Non-recurring Merger costs	1,361	—	8,113	—
Asset impairment	156,359	—	156,359	—
Adjustments to reflect the cash impact of derivatives	357	1,922	31,333	12,431
Non-cash net loss on sale of assets	741	32	6,435	32
Non-cash stock compensation expense	2,249	2,850	8,304	10,971
Adjustment to non-controlling interests for the above items	—	(1,750)	(24,192)	(9,192)
Tax effect of the above items	(64,761)	(21,512)	(72,199)	(26,041)

Adjusted net income attributable to common shareholders	$15,839	$6,381	$40,750	$37,120

Adjusted net income attributable to common shareholders per share:
Basic	$0.20	$0.16	$0.83	$0.93
Diluted	$0.20	$0.16	$0.81	$0.89
Weighted average common shares outstanding:
Basic	78,134	39,249	49,208	39,999
Diluted	80,650	40,581	50,284	41,734
Pro forma adjusted net income attributable to common shareholders per share(2):
Adjusted net income attributable to common shareholders	$15,839	$6,381	$40,750	$37,120
Adjustment to remove non-controlling interests for Atlas Energy Resources, LLC	—	17,398	42,215	85,603
Tax effect of the above item	—	(6,589)	(16,481)	(32,159)

Pro forma adjusted net income attributable to common shareholders	$15,839	$17,190	$66,484	$90,564

Pro forma adjusted net income attributable to common shareholders per share:
Basic	$0.20	$0.22	$0.85	$1.15
Diluted	$0.20	$0.22	$0.84	$1.12
Pro forma weighted average common shares outstanding(3):
Basic	78,134	78,025	77,963	78,775
Diluted	80,650	79,894	79,067	81,064

(1)

Adjusted net income attributable to common shareholders is a non-GAAP financial measure under the rules of the Securities and Exchange Commission. Management of the Company believes that the above financial measure provides additional information with respect to the Company’s ability to meet its capital expense and working capital requirements. Adjusted net income is not a measure of financial performance under GAAP and, accordingly, should not be considered as a substitute for revenues, net income or cash flows from operating activities prepared in accordance with GAAP.

(2)

Adjusted to reflect the Merger on September 29, 2009, through which the Company issued 38.8 million shares of its common stock in exchange for the 33.4 million Class B common units of ATN not previously held by the Company. The Merger effectively removes the non-controlling interests in the net income of Atlas Energy Resources, LLC upon the completion of the transaction.

(3)

Consists of the historical basic and diluted weighted average shares of the Company for the respective period, adjusted for the 38.8 million shares of the Company’s common stock issued in connection with the Merger.

ATLAS ENERGY, INC.

CONSOLIDATING STATEMENTS OF OPERATIONS

(unaudited; in thousands)

Three Months Ended December 31, 2009

	Atlas Energy	Atlas Pipeline and Atlas Pipeline Holdings	Eliminations	Consolidated
Revenues:
Gas and oil production	$70,276	$—	$—	$70,276
Well construction and completion	114,814	—	—	114,814
Transmission, gathering and processing	4,798	255,584	—	260,382
Administration and oversight	5,969	—	—	5,969
Well services	5,280	—	—	5,280
Loss on asset sales	(741)	—	—	(741)
Loss on mark-to-market derivatives	—	(19,760)	—	(19,760)
Other, net	1,807	4,909	(598)	6,118

Total revenues	202,203	240,733	(598)	442,338

Costs and expenses:
Gas and oil production	12,520	—	—	12,520
Well construction and completion	97,310	—	—	97,310
Transmission, gathering and processing	7,859	201,488	—	209,347
Well services	2,408	—	—	2,408
General and administrative	14,710	12,092	—	26,802
Depreciation, depletion and amortization	28,427	24,871	—	53,298
Asset impairment	156,359	10,324	—	166,683

Total costs and expenses	319,593	248,775	—	568,368

Operating loss	(117,390)	(8,042)	(598)	(126,030)

Interest expense	(17,682)	(28,577)	598	(45,661)

Loss from continuing operations before income tax benefit	(135,072)	(36,619)	—	(171,691)
Income tax benefit	(54,624)	—	—	(54,624)

Net loss from continuing operations	(80,448)	(36,619)	—	(117,067)
Discontinued operations	—	—	—	—

Net loss	(80,448)	(36,619)	—	(117,067)
Income attributable to non-controlling interests — E&P Operations	(19)	—	—	(19)
(Income) loss attributable to non-controlling interests — Atlas Pipeline and Atlas Pipeline Holdings	—	(1,102)	32,905	31,803

Net income (loss) attributable to common shareholders	$(80,467)	$(37,721)	$32,905	$(85,283)

ATLAS ENERGY, INC.

CONSOLIDATING STATEMENTS OF OPERATIONS

(unaudited; in thousands)

Three Months Ended December 31, 2008

	Atlas Energy	Atlas Pipeline and Atlas Pipeline Holdings	Eliminations	Consolidated
Revenues:
Gas and oil production	$75,433	$—	$—	$75,433
Well construction and completion	71,570	—	—	71,570
Transmission, gathering and processing	5,519	171,292	(10,958)	165,853
Administration and oversight	3,992	—	—	3,992
Well services	5,119	—	—	5,119
Gain on mark-to-market derivatives	—	193,864	—	193,864
Loss on sales of fixed assets	(32)	—	—	(32)
Other, net	1,799	(2,226)	—	(427)

Total revenues	163,400	362,930	(10,958)	515,372

Costs and expenses:
Gas and oil production	14,978	—	(2,519)	12,459
Well construction and completion	60,943	—	—	60,943
Transmission, gathering and processing	8,581	160,909	(8,439)	161,051
Well services	2,839	—	—	2,839
General and administrative	12,144	(12,949)	—	(805)
Depreciation, depletion and amortization	27,088	21,642	—	48,730
Goodwill impairment	—	676,860	—	676,860

Total costs and expenses	126,573	846,462	(10,958)	962,077

Operating income (loss)	36,827	(483,532)	—	(446,705)

Interest expense	(13,633)	(23,894)	—	(37,527)
Gain on early extinguishment of debt	—	19,867	—	19,867

Income (loss) from continuing operations before income tax benefit	23,194	(487,559)	—	(464,365)
Income tax benefit	(17,309)	—	—	(17,309)

Net income (loss) from continuing operations	40,503	(487,559)	—	(447,056)
Discontinued operations	—	(510)	—	(510)

Net income (loss)	40,503	(488,069)	—	(447,566)
Income attributable to non-controlling interests — E&P Operations	(15,664)	—	—	(15,664)
Loss attributable to non-controlling interests — Atlas Pipeline and Atlas Pipeline Holdings	—	30,574	403,744	434,318

Net income (loss) attributable to common shareholders	$24,839	$(457,495)	$403,744	$(28,912)

ATLAS ENERGY, INC.

CONSOLIDATING STATEMENTS OF OPERATIONS

(unaudited; in thousands)

Year Ended December 31, 2009

	Atlas Energy	Atlas Pipeline and Atlas Pipeline Holdings	Eliminations	Consolidated
Revenues:
Gas and oil production	$278,184	$—	$—	$278,184
Well construction and completion	372,045	—	—	372,045
Transmission, gathering and processing	21,008	811,513	(16,766)	815,755
Administration and oversight	15,613	—	—	15,613
Well services	20,191	—	—	20,191
Gain (loss) on asset sales	(6,435)	111,440	—	105,005
Loss on mark-to-market derivatives	—	(37,005)	—	(37,005)
Other, net	1,555	17,600	(1,341)	17,814

Total revenues	702,161	903,548	(18,107)	1,587,602

Costs and expenses:
Gas and oil production	51,941	—	(6,204)	45,737
Well construction and completion	315,546	—	—	315,546
Transmission, gathering and processing	30,789	659,872	(10,562)	680,099
Well services	9,330	—	—	9,330
General and administrative	69,341	39,080	—	108,421
Depreciation, depletion and amortization	108,290	92,435	—	200,725
Asset impairment	156,359	10,324	—	166,683

Total costs and expenses	741,596	801,711	(16,766)	1,526,541

Operating income (loss)	(39,435)	101,837	(1,341)	61,061

Interest expense	(64,951)	(106,373)	1,341	(169,983)

Loss from continuing operations before income tax benefit	(104,386)	(4,536)	—	(108,922)
Income tax benefit	(49,069)	—	—	(49,069)

Net loss from continuing operations	(55,317)	(4,536)	—	(59,853)
Discontinued operations	—	59,769	—	59,769

Net income (loss)	(55,317)	55,233	—	(84)
Income attributable to non-controlling interests — E&P Operations	(18,086)	—	—	(18,086)
Income attributable to non-controlling interests — Atlas Pipeline and Atlas Pipeline Holdings	—	(3,177)	(50,639)	(53,816)

Net income (loss) attributable to common shareholders	$(73,403)	$52,056	$(50,639)	$(71,986)

ATLAS ENERGY, INC.

CONSOLIDATING STATEMENTS OF OPERATIONS

(unaudited; in thousands)

Year Ended December 31, 2008

	Atlas Energy	Atlas Pipeline and Atlas Pipeline Holdings	Eliminations	Consolidated
Revenues:
Gas and oil production	$311,850	$—	$—	$311,850
Well construction and completion	415,036	—	—	415,036
Transmission, gathering and processing	20,670	1,407,268	(43,726)	1,384,212
Administration and oversight	19,362	—	—	19,362
Well services	20,482	—	—	20,482
Loss on asset sales	(32)	—	—	(32)
Loss on mark-to-market derivatives	—	(63,480)	—	(63,480)
Other, net	3,421	7,994	—	11,415

Total revenues	790,789	1,351,782	(43,726)	2,098,845

Costs and expenses:
Gas and oil production	59,579	—	(11,385)	48,194
Well construction and completion	359,609	—	—	359,609
Transmission, gathering and processing	32,874	1,153,022	(32,341)	1,153,555
Well services	10,654	—	—	10,654
General and administrative	56,060	1,727	—	57,787
Depreciation, depletion and amortization	95,427	82,842	—	178,269
Goodwill impairment	—	676,860	—	676,860

Total costs and expenses	614,203	1,914,451	(43,726)	2,484,928

Operating income (loss)	176,586	(562,669)	—	(386,083)

Interest expense	(56,213)	(87,852)	—	(144,065)
Gain on early extinguishment of debt	—	19,867	—	19,867

Income (loss) from continuing operations before income tax benefit	120,373	(630,654)	—	(510,281)
Income tax benefit	(5,021)	—	—	(5,021)

Net income (loss) from continuing operations	125,394	(630,654)	—	(505,260)
Discontinued operations	—	19,671	—	19,671

Net income (loss)	125,394	(610,983)	—	(485,589)
Income attributable to non-controlling interests — E&P Operations	(76,475)	—	—	(76,475)
Loss attributable to non-controlling interests — Atlas Pipeline and Atlas Pipeline Holdings	—	22,781	533,125	555,906

Net income (loss) attributable to common shareholders	$48,919	$(588,202)	$533,125	$(6,158)

ATLAS ENERGY, INC.

CONDENSED CONSOLIDATING BALANCE SHEETS

(unaudited; in thousands)

December 31, 2009

ASSETS	Atlas Energy	Atlas Pipeline and Atlas Pipeline Holdings	Eliminations	Consolidated
Current assets:
Cash and cash equivalents	$19,525	$1,102	$—	$20,627
Accounts receivable	98,687	98,416	(24,255)	172,848
Current portion of derivative asset	73,066	998	—	74,064
Subscriptions receivable from Partnerships	47,275	—	—	47,275
Prepaid expenses and other	15,606	15,404	—	31,010
Prepaid and deferred taxes	1,559	—	—	1,559

Total current assets	255,718	115,920	(24,255)	347,383
Property, plant and equipment, net	1,871,418	1,684,384	—	3,555,802
Goodwill and intangible assets, net	38,039	168,091	—	206,130
Long-term derivative asset	58,930	361	—	59,291
Investment in joint venture	—	132,990	—	132,990
Deferred tax asset	29,734	—	—	29,734
Investment in subsidiaries	110,691	—	(110,691)	—
Other assets, net	40,719	34,114	—	74,833

	$2,405,249	$2,135,860	$(134,946)	$4,406,163

LIABILITIES AND SHAREHOLDERS’ EQUITY
Current liabilities:
Current portion of long-term debt	$—	$32,255	$(24,255)	$8,000
Accounts payable	76,820	22,928	—	99,748
Liabilities associated with drilling contracts	122,532	—	—	122,532
Accrued producer liabilities	—	66,211	—	66,211
Current portion of derivative liability	4,652	33,833	—	38,485
Current portion of derivative liability to Partnerships	22,382	—	—	22,382
Accrued interest	29,245	9,653	—	38,898
Accrued well drilling and completion costs	89,261	—	—	89,261
Current portion of deferred tax liability	26,415	—	—	26,415
Accrued and other current liabilities	31,594	14,548	—	46,142

Total current liabilities	402,901	179,428	(24,255)	558,074
Long-term debt, less current portion	786,390	1,254,182	—	2,040,572
Long-term derivative liability	14,315	11,126	—	25,441
Long-term derivative liability to Partnerships	22,380	—	—	22,380
Other long-term liabilities	55,782	398	—	56,180

Shareholders’ equity:
Shareholders’ equity (deficit)	1,065,290	(7,755)	7,755	1,065,290
Accumulated other comprehensive income (loss)	58,022	(6,550)	6,550	58,022

	1,123,312	(14,305)	14,305	1,123,312
Non-controlling interests	169	705,031	(124,996)	580,204

Total shareholders’ equity	1,123,481	690,726	(110,691)	1,703,516

	$2,405,249	$2,135,860	$(134,946)	$4,406,163

ATLAS ENERGY, INC.

CONDENSED CONSOLIDATING BALANCE SHEETS

(unaudited; in thousands)

December 31, 2008

ASSETS	Atlas Energy	Atlas Pipeline and Atlas Pipeline Holdings	Eliminations	Consolidated
Current assets:
Cash and cash equivalents	$97,211	$7,285	$—	$104,496
Accounts receivable	93,101	79,326	—	172,427
Current portion of derivative asset	107,765	44,961	—	152,726
Subscriptions receivable from Partnerships	44,250	—	—	44,250
Prepaid expenses and other	14,466	10,998	—	25,464
Prepaid and deferred taxes	32,215	—	—	32,215
Current assets of discontinued operations	—	13,441	—	13,441

Total current assets	389,008	156,011	—	545,019

Property, plant and equipment, net	1,963,804	1,781,011	—	3,744,815
Goodwill and intangible assets, net	39,004	193,647	—	232,651
Long-term derivative asset	69,451	—	—	69,451
Investment in joint venture	—	—	—	—
Investment in subsidiaries	228,089	—	(228,089)	—
Other assets, net	30,845	25,185	—	56,030
Long-term assets of discontinued operations	—	242,165	—	242,165

	$2,720,201	$2,398,019	$(228,089)	$4,890,131

LIABILITIES AND SHAREHOLDERS’ EQUITY
Current liabilities:
Current portion of long-term debt	$—	$—	$—	$—
Accounts payable	74,154	66,571	—	140,725
Liabilities associated with drilling contracts	141,133	—	—	141,133
Accrued producer liabilities	—	66,846	—	66,846
Current portion of derivative liability	12,829	60,947	—	73,776
Current portion of derivative liability to Partnerships	34,933	—	—	34,933
Accrued interest	19,878	2,443	—	22,321
Accrued well drilling and completion costs	43,946	—	—	43,946
Accrued and other current liabilities	23,806	13,418	—	37,224
Current liabilities of discontinued operations	—	10,572	—	10,572

Total current liabilities	350,679	220,797	—	571,476

Long-term debt, less current portion	873,655	1,539,427	—	2,413,082
Deferred tax liability	242,058	—	—	242,058
Long-term derivative liability	10,771	48,332	—	59,103
Long-term derivative liability to Partnerships	22,581	—	—	22,581
Other long-term liabilities	51,689	574	—	52,263
Shareholders’ equity:
Shareholders’ equity (deficit)	390,372	(5,463)	5,463	390,372
Accumulated other comprehensive income (loss)	21,143	(15,788)	15,788	21,143

	411,515	(21,251)	21,251	411,515
Non-controlling interests	757,253	610,140	(249,340)	1,118,053

Total shareholders’ equity	1,168,768	588,889	(228,089)	1,529,568

	$2,720,201	$2,398,019	$(228,089)	$4,890,131

ATLAS ENERGY RESOURCES, LLC

STAND-ALONE CONSOLIDATED STATEMENTS OF OPERATIONS DATA

(unaudited; in thousands, except per unit data)

	Three Months Ended December 31,		Years Ended December 31,
	2009	2008	2009	2008
Revenues:
Gas and oil production	$70,276	$75,433	$278,184	$311,850
Well construction and completion	114,814	71,570	372,045	415,036
Gathering	4,798	5,519	21,008	20,670
Administration and oversight	5,969	3,992	15,613	19,362
Well services	5,280	5,119	20,191	20,482
Other, net	312	411	592	1,255

Total revenues	201,449	162,044	707,633	788,655

Costs and expenses:
Gas and oil production	12,520	14,978	51,941	59,579
Well construction and completion	97,310	60,943	315,546	359,609
Gathering	7,859	5,181	26,810	19,539
Well services	2,408	2,839	9,330	10,654
General and administrative	11,180	8,628	58,570	44,658
Depreciation, depletion and amortization	28,427	27,090	108,293	95,434
Asset impairment	156,359	—	156,359	—
Loss on asset sales	741	32	6,435	32

Total costs and expenses	316,804	119,691	733,284	589,505

Operating income (loss)	(115,355)	42,353	(25,651)	199,150

Interest expense	(17,682)	(13,640)	(64,951)	(56,306)

Net income (loss)	(133,037)	28,713	(90,602)	142,844
Income attributable to non-controlling interests	(19)	(16)	(63)	(64)

Net income (loss) attributable to owner’s/members’ interests	$(133,056)	$28,697	$(90,665)	$142,780

Allocation of net income (loss) attributable to owner’s/members’ interests:
Portion allocable to members’ interests (period prior to Merger on September 29, 2009)	$—	$28,697	$42,340	$142,780
Portion allocable to owner’s interest (period subsequent to Merger on September 29, 2009)	(133,056)	—	(133,005)	—

Net income (loss) attributable to owner’s/members’ interests	$(133,056)	$28,697	$(90,665)	$142,780

Allocation of net income (loss) attributable to members’ interests:
Class A member’s units	$—	$2,227	$(7,109)	$9,062
Class B members’ units	—	26,470	49,449	133,718

Net income attributable to members’ interests	$—	$28,697	$42,340	$142,780

Net income attributable to Class B members per unit:
Basic	$—	$0.45	$0.77	$2.12

Diluted	$—	$0.45	$0.77	$2.11

Weighted average Class B members’ units outstanding:
Basic	—	63,381	63,381	62,409

Diluted	—	63,513	63,405	62,767

ATLAS ENERGY RESOURCES, LLC

STAND-ALONE CONDENSED CONSOLIDATED BALANCE SHEET DATA

(unaudited; in thousands)

	December 31,
	2009	2008
ASSETS
Current assets:
Cash and cash equivalents	$3,640	$5,655
Accounts receivable	71,058	69,411
Current portion of derivative receivable from Partnerships	270	3,022
Current portion of derivative asset	73,066	107,766
Subscriptions receivable from Partnerships	47,275	44,250
Prepaid expenses and other	15,621	14,714

Total current assets	210,930	244,818

Property, plant and equipment, net	1,871,418	1,963,891
Other assets, net	23,747	18,403
Advances to affiliates	5,689	—
Long-term derivative asset	58,930	69,451
Intangible assets, net	2,873	3,838
Goodwill, net	35,166	35,166

	$2,208,753	$2,335,567

LIABILITIES AND OWNER’S/MEMBERS’ EQUITY
Current liabilities:
Accounts payable	$76,993	$74,262
Accrued interest	29,245	19,878
Accrued liabilities	14,308	5,872
Liabilities associated with drilling contracts	122,532	141,133
Accrued well drilling and completion costs	89,261	43,946
Current portion of derivative payable to Partnerships	22,382	34,932
Current portion of derivative liability	4,652	12,829

Total current liabilities	359,373	332,852

Long-term debt	786,390	873,655
Other long-term liabilities	—	6,337
Long-term derivative payable to Partnerships	22,380	22,581
Advances from affiliates	—	1,712
Long-term derivative liability	14,315	10,771
Asset retirement obligation	51,813	48,136

Commitments and contingencies
Owner’s/members’ equity:
Class B members’ interests	—	932,804
Class A member’s interest	—	6,257
Owner’s equity	873,170	—
Accumulated other comprehensive income	101,143	100,275

	974,313	1,039,336
Non-controlling interests	169	187

Total owner’s/members’ equity	974,482	1,039,523

	$2,208,753	$2,335,567

ATLAS ENERGY, INC.

Ownership Interests Summary

Atlas Energy Ownership Interests as of December 31, 2009:	Amount	Overall Ownership Interest Percentage
ATLAS PIPELINE HOLDINGS(1):
General partner interest	100%	N/A
Common units	17,808,109	64.3%

Total		64.3%

ATLAS PIPELINE:
Atlas Energy directly-owned common units	1,112,000	2.2%

LIGHTFOOT CAPITAL PARTNERS, GP LLC:
Approximate ownership interest		18.0%
(1) Atlas Pipeline Holdings directly owns the following ownership interests in Atlas Pipeline Partners:
General partner interest	100%	2.0%
Common units	5,754,253	11.2%
Incentive distribution rights	100%	N/A

Total Atlas Pipeline Holdings direct ownership interests in Atlas Pipeline		13.2%